UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2007
CARIBOU COFFEE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-51535	41-1731219

(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Lakebreeze Avenue,
North,
Brooklyn Center, MN		55429

(Address of principal
executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 763-592-2200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 9.01. Financial Statements and Exhibits.
Signature
Public Release

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On March 7, 2007, Caribou Coffee Company, Inc., (the “Company”) received a letter from the staff of the Listing Qualifications Department of the Nasdaq Stock Market, Inc. (“Nasdaq”), notifying the Company that as a result of the Board of Directors vacancy created by the resignation of Rosalyn Mallet as a director on March 5, 2007, the Company does not comply with Nasdaq’s Marketplace Rule 4350, which requires companies to have a majority of independent directors as defined by the Nasdaq rules. Consistent with Marketplace Rule 4350 (c) (1), the Company has a cure period in order to regain compliance until the earlier of March 7, 2008 or the next annual shareholders’ meeting. If the next annual shareholders’ meeting is held before September 4, 2007, then the Company must evidence compliance no later than September 4, 2007. The Company expects that it will be able to fill the vacancy within that time period
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Public release of Caribou Coffee Company, Inc. dated March 9, 2007

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, hereunto duly authorized.
Date: March 9, 2007

CARIBOU COFFEE COMPANY, INC.
By:	/s/ George E. Mileusnic
George E. Mileusnic
Chief Financial Officer